Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-46214, 333-49514, 333-92222, 333-118206, 333-126905, 333-135724, 333-146183, 333-153594, 333-170071, and 333-175793) on Form S-8 of Marina Biotech, Inc. of our report dated July 18, 2014 with respect to the consolidated financial statements, which appear in this Annual Report on Form 10-K of Marina Biotech, Inc. for the year ended December 31, 2012.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

July 18, 2014